Exhibit 10.3
NOTE: PORTIONS OF THIS AGREEMENT ARE THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE
SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN
REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED LANGUAGE
AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of this 25th day of June, 2010, among SAI Holdings, Inc. (“SAI”), Penson Financial Services, Inc. (“Penson”), Broadridge Financial Solutions, Inc. (“Broadridge”), Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”) and Penson Worldwide, Inc. (“PWI”) and the other signatories hereto.
W I T N E S S E T H:
     WHEREAS, Penson has entered into an Asset Purchase Agreement with Broadridge, Ridge and PWI dated November 2, 2009 (the “Asset Purchase Agreement”), pursuant to which Penson has agreed to acquire certain assets and liabilities relating to certain of Ridge’s clearing operations (the “Acquired Assets and Liabilities”).
     WHEREAS, Penson wishes to assign, transfer and convey, and SAI wishes to accept and assume, effective immediately upon Closing, the Acquired Assets and Liabilities pursuant to the terms and conditions and subject to the limitations set forth in this Agreement and Penson and SAI desire to evidence such conveyance of the Acquired Assets and Liabilities.
     WHEREAS, Broadridge, Ridge, SAI, Penson and PWI desire to make certain amendments to, and to clarify certain provisions of, the Asset Purchase Agreement.
     WHEREAS, Broadridge and PWI are parties to that certain Master Services Agreement, dated as of November 2, 2009 (the “Master Services Agreement”) and pursuant to the Master Services Agreement, Ridge and Penson have entered into that certain Schedule A (United States) Service Bureau Schedule to the Master Services Agreement, dated as of November 2, 2009 (“U.S. MSA Schedule”), and Broadridge Financial Solutions (Canada) Inc. (“Ridge Canada”) and Penson Financial Services Canada Inc. (“Penson Canada”) have entered into that certain Schedule A (Canada) Service Bureau Schedule to the Master Services Agreement, dated as of November 2, 2009 (“Canada MSA Schedule”), and Ridge Clearing & Outsourcing Solutions, Limited. (“Ridge U.K.”) and Penson Financial Services Ltd. (“Penson U.K.”) have entered into that certain Schedule A (United Kingdom) Service Bureau Schedule to the Master Services Agreement, dated as of November 2, 2009 (“U.K. MSA Schedule” and the U.S. MSA Schedule, Canada MSA Schedule and U.K. MSA Schedule, collectively the “MSA Schedules” and each a “MSA Schedule”).
     WHEREAS, the parties desire to make certain amendments to, and to clarify certain provisions of, the Master Services Agreement and MSA Schedules.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I. ASSET PURCHASE AGREEMENT AMENDMENTS
A.	Assignment of Penson’s Interests to SAI.
a)	This Agreement evidences and confirms that, (i) effective immediately prior to Closing, Penson hereby assigns, transfers and conveys to SAI, and SAI accepts and assumes, Penson’s entire rights under the Asset Purchase Agreement to receive the Acquired Assets and Liabilities on its behalf and, accordingly, SAI shall be the Buyer for all purposes of the Asset Purchase Agreement and (ii) effective upon Closing, SAI hereby assigns, conveys and transfers to Penson and Penson accepts the right under the Asset Purchase Agreement to accept the assignment of the Assigned Contracts from Seller and, accordingly, SAI hereby directs Seller to assign all Assigned Contracts to Penson; provided, however, that no such transfer of the Acquired Assets and Liabilities shall be made in contravention of any Law.

b)	Each of the parties hereby covenants and agrees, without further consideration, at any time and from time to time after the date hereof, to promptly execute and deliver such further instruments of sale, conveyance, assignment and transfer, and take such other action, all upon the reasonable request of SAI, in order to more effectively sell, convey, grant, assign, transfer and deliver the rights described in clause (a) above with respect to the Acquired Assets and Liabilities to SAI and Assigned Contracts to Penson, and to assure and confirm to any other person the ownership of the Acquired Assets and Liabilities by SAI (as described in clause (a) above) and Assigned Contracts by Penson, and to permit SAI and Penson as applicable to exercise any of the franchises, rights, licenses or privileges intended to be conveyed, assigned, transferred and delivered by Penson to SAI or SAI to Penson pursuant to this Agreement.

c)	SAI agrees with the Seller that in the event that undertakings by the Buyer in the Asset Purchase Agreement require actions to be taken by Penson, SAI will cause Penson to take such actions. The parties further agree that references to “Buyer” in Sections 2.8, 4.2, 5.2, 5.4, 5.5, 6.1, 6.6, 7.13, 8.2 and 10.4(c)(ii) of the Asset Purchase Agreement shall be deemed to include Penson in addition to SAI and that the references to “Buyer” in the definition of “Live Date” and in Sections 4.13, 6.3, and 7.12 shall be a reference to Penson not SAI. The parties will mutually determine if further adjustments are reasonable and necessary to accomplish clause (a) above.
B.	Third Party Financing. The parties acknowledge that the requirements of Section 7.9 of the Asset Purchase Agreement have been fulfilled.

C.	Assigned Contracts
a)	Schedule 2.1.(a)
(i)	Attached hereto as Exhibit A is the final Schedule 2.1(a) Assigned Contacts to the Asset Purchase Agreement. The Run Rate Revenue specified in Schedule 2.1(a) will be used as the basis for the calculations of the Purchase Price pursuant to Section 2.5(a) and that such Run Rate Revenues will not be further adjusted as contemplated by Section 2.6(j). Broadridge and Ridge represent and warrant that, except as expressly referenced on such Schedule, (i) each Seller Correspondent referenced in such Schedule whose consent is required under such contract for the assignment of the applicable Assigned Contract to Penson has affirmatively consented to the assignment of their Assigned Contract to Penson pursuant to the Asset Purchase Agreement and (ii) all other Assigned Contracts are assignable pursuant to the Asset Purchase Agreement without the consent of the Seller Correspondent. In the event (a) a Seller Correspondent, whose consent is required under the applicable assigned Contract for the assignment of the applicable Assigned Contract to Penson, has not affirmatively consented to the assignment of their Contracts or (b) the Assigned Contract of a Seller Correspondent is not assignable on its terms without such consent, as set forth on Schedule 2.1(a), the Assigned Contracts of such Seller Correspondent shall be treated as Restricted Contracts.
b)	[****]
(i)	[****]
c)	[****]
(i)	[****]
d)	[****]
(i)	[****]

(ii)	[****]
e)	[****]
(i)	[****]
f)	[****]
(i)	[****]

(ii)	[****]
g)	[****]

D.	Methodology for determining Purchase Price Adjustments under Sections 2.6(h) and (f)
a)	The parties agree that the Pre-Closing Reduced Revenue Contract Adjustment Amount and Reduced Revenue Contract Adjustment Amount shall be determined in accordance with the methodology in Exhibit B.
E.	Third Party Vendors.
a)	The parties acknowledge that it is not the intent that Contracts with third party vendors of Seller be treated as Assigned Assets or Assumed Liabilities for the purposes of the Asset Purchase Agreement.

b)	Broadridge and Ridge represent and warrant that to the extent that Broadridge, Ridge or their Affiliates will be utilizing or relying on a contract with a third party vendor to provide services pursuant to the Master Services Agreement and MSA Schedules, the provision of such services, and reliance on such third party vendor contract, is permitted by, will not breach and is otherwise not inconsistent with the terms of such third party vendor contract. Broadridge and Ridge indemnify and hold harmless Penson and its Affiliates in respect of any inaccuracy or violation of the foregoing representation and warranty.
F.	Transferred Employees.
a)	The parties acknowledge that as of Closing it will not have been finally determined which Business Employees will be offered, or have accepted, employment with Buyer. The parties agree, therefore, that, notwithstanding anything in the Asset Purchase Agreement to the contrary, Penson may offer employment to Business Employees after the Closing in the manner contemplated by Section 7.4 of the Asset Purchase Agreement for the period prior to the Closing. In the event that Penson makes an offer of employment to a Business Employee after the Closing and such employee accepts such employment such employee will be treated as a Transferred Employee for the purposes of the Asset Purchase Agreement. Ridge and Penson will each appoint a contact person through whom any offers of employment to Business Employees after Closing will be coordinated.

b)	Business Employees who have been offered and have accepted employment with Penson as of Closing are set forth in Exhibit C hereto.

c)	Notwithstanding anything in the Asset Purchase Agreement to the contrary, Seller will terminate the employment of any Transferred Employee effective as of the end of the day prior to the commencement of employment of such Transferred Employee with Buyer, which may be a date after the Closing Date.

d)	[****]

G.	Section 2.6(d). Section 2.6(d) is amended by amending and restating the definitions of Base Run-Rate Revenue and Closing Run-Rate revenue as follows:
“Base Run-Rate Revenue” means the aggregate Run-Rate Revenue for all Stub Seller Correspondents as of the end of the last full calendar month prior to the Closing Date.

“Closing Run-Rate Revenue” means the annualized aggregate amount of Net Revenue for each Assigned Contract included in the Base Run-Rate Revenue during the six calendar month period beginning on the first calendar month after the later of the Live Date and the Closing Date.
H.	Section 5.13. Section 5.13 of the Asset Purchase Agreement is amended by deleting the last sentence thereof.

I.	Section 7.10. Section 7.10 of the Asset Purchase Agreement is amended by adding after “Seller” in the first line thereof “and Buyer each” and deleting “PW” in the second line thereof and replacing it with “the other parties”.

J.	Seller Note The form of the Seller Note is amended and restated in its entirety as set forth in Exhibit E.

K.	Schedule 2.1(e) and Attachment B-2 to US MSA Schedule. Schedule 2.1(e) to the Asset Purchase Agreement and Attachment B-2 to the US MSA Schedule are amended by deleting the reference to the ****.
II. MASTER SERVICES AGREEMENT AMENDMENTS.
A.	Section 1.B. of the Master Services Agreement. The definition of Laws in Section 1.B. of the Master Services Agreement is amended by adding at the end of the last sentence thereof “and directions or requirements of a Governmental Authority claiming jurisdiction over a party”

B.	Sections 14.A and 14.B of the Master Services Agreement. Sections 14.A and 14.B of the Master Services Agreement are amended and restated in their entirety as follows:
A.	Broadridge Indemnity. Broadridge shall indemnify, defend and hold harmless Penson and its Affiliates and its and their respective directors, officers, employees, agents, successors and permitted assigns (“Client Indemnitees”) from and against any and all losses, damages, liabilities, demands, claims, actions, proceedings and related expenses (including, without limitation, reasonable attorneys’ fees and expenses) (referred to collectively hereinafter as “Losses”) incurred by Client Indemnitees arising out of or resulting from third-party claims(provided that claims in respect of Section 14.A.(vi) shall not be limited to third party claims) related to:
(i) any infringement by the Services or the Software of any patent, copyright, trademark, service mark, trade secret or other intellectual property rights in the Territories (“Intellectual Property Right”) of any third party. With respect to claims under this Subsection (i), if Client is enjoined or otherwise prohibited from using the Services or such Software, Broadridge or Ridge shall, at their sole expense and at their option, (a) procure for Client the right to continue using the Services or such Software, or (b) substitute a non-infringing version of the services or such Software so that the Services or such Software becomes non-infringing and still conforms in all material respects to its applicable functional and technical specifications or any documentation provided hereunder, or, if neither of the foregoing options is available in a commercially reasonable solution, then Ridge may terminate the infringing Services and/or Software and eliminate the charges for the terminated Services and/or Software and if Ridge elects to terminate such Services or Software, and as a result of such termination, the Services and/or Software under the applicable Schedule are adversely affected in a material manner, then Client may terminate the applicable Schedule. Notwithstanding the foregoing, Broadridge or Ridge shall have no liability for any claims of infringement of any Intellectual Property Right to the extent such infringement is caused by (x) Client’s use of the Software in combination with software, data or services not supplied by Broadridge or Ridge as part of this Agreement or otherwise authorized by Broadridge or Ridge, or (y) any modification or attempted modification of such Software made by anyone other than Broadridge or Ridge or its agents or without Ridge’s or its agents’ authorization;
(ii) Broadridge or Ridge’s failure to comply with any Ridge Laws;
(iii) any fines or penalties assessed by any Governmental Authority resulting from the implementation of any change by Ridge or the establishment of any new or modified rule by Ridge for which Ridge is responsible under Section 16.F (Implementation of Changes in Laws) below;
(iv) physical injury to persons or tangible personal property caused by the fault or negligence of Broadridge’s or Ridge’s officers, employees, agents, or representatives;
(v) any claim or assertion by any of the individuals performing the Services including, without limitation, any claim or assertion that Client Indemnitees should be deemed the “employer” or “joint employer” of any of the individuals performing Services under this Agreement, but excluding any claim or assertion that is the subject of Penson’s indemnification obligation under Section 14.B(ii) or Section 14.B(iii) below;

(vi) [****]; or

(vii) any claims brought against Penson or Client by Ridge’s suppliers arising from or related to Ridge’s provision of providing the Services hereunder, but excluding any claim or assertion that is the subject of Penson’s indemnification obligation under Section 14.B(iii) below.
B.	Penson Indemnity. Penson shall indemnify, defend and hold harmless Broadridge and its Affiliates and its and their respective directors, officers, employees, agents, successors and permitted assigns (“Ridge Indemnitees”) from and against any and all Losses incurred by Ridge Indemnitees arising out of or resulting from any third-party claims related to:

(i) Data or information provided by Penson or Client so long as such claims relate to the data or information at the time they were initially provided to Broadridge or Ridge by Penson or Client and in the form they were initially provided to Broadridge or Ridge by Penson or Client;

(ii) Penson or Client’s failure to comply with any Client Laws;

(iii) physical injury to persons or tangible personal property caused by the fault or negligence of Penson’s or Client’s officers, employees, agents or representatives;

(iv) any Customer Dispute (as defined below) with respect to the Services, except to the extent that such Customer Dispute arise from (a) Broadridge or Ridge’s gross negligence, willful misconduct or fraud; (b) a Ridge operational error for which Ridge is responsible under Section 15.B (Historical Losses) (below); (c) a matter for which Penson or Client is indemnified under Section 14.A (Ridge Indemnity); or (d) a matter that would give rise to an indemnification obligation of Broadridge or Ridge under the Asset Purchase Agreement. For purposes of the forgoing, a “Customer Dispute” shall mean any error, controversy, dispute or discrepancy between Penson or Client and any of its Customers, any Customers’ accounts, any counterparty to a transaction by Penson or Client, and any of its correspondents or any of their Customers or related to the Customers or any Customers accounts or clearing broker proprietary accounts;

(v) any claims brought against Broadridge or Ridge by Client’s suppliers arising from or related to Ridge’s provision of the Services hereunder, but excluding any claim or assertion that is the subject of Broadridge’s indemnification obligation under Section 14.A(iv) above; or

(vi) Penson or Client exercising its right to directly, or through an agent, take control of a Service pursuant to Section 19.O (Step In Rights) below.

Provided that the indemnity pursuant to this Section 14.B. shall not apply to Losses resulting from the actions or inactions, or regulatory or other status of an individual as a Shared Person or existence of a Shared Person Agreement.
D.	Section 15.D.(ii) of the Master Services Agreement. Section 15.D.(ii) of the Master Services Agreement is amended by adding after “(excluding” in the eighth line thereof and before “pass-through” the phrase “ to the extent permitted in the applicable Schedules”.

E.	Section 16.G. of the Master Services Agreement. Section 16.G. of the Master Services Agreement is amended and restated in its entirety as follows:
G.	Services in Violation of Laws. Subject to the provisions hereof, if providing any of the Services to Client hereunder is determined or adjudicated, by any court (by a binding final ruling or order) or Governmental Authority having jurisdiction, to constitute a violation of any material Laws or governmental regulations, Ridge shall use commercially reasonable efforts to modify the relevant Services in order to make such Services compliant with the relevant Laws or regulations without material loss of functionality or performance. Where making such Services compliant with such Laws or regulations is not possible, Ridge or Client may, upon reasonable notice to the other party, terminate the provision of such Services, and in any such case, Ridge agrees to provide a refund to Client of any fees paid in advance by Client for such Services, and the applicable Schedule shall be deemed terminated or amended to eliminate such Services and the fees adjusted accordingly.

Client shall have the right to terminate an applicable Service if Client’s primary regulators in the applicable Territory prohibit or deny approval, for Client to receive such Service from Ridge. Any such termination shall be on a “no fault” basis and for greater certainty, Client will have no obligation to pay any termination charges, liquidated damages or other damages or sums set forth hereunder as a result of such termination. For the avoidance of doubt, Client shall be responsible for any use it may make of the Services to assist it in complying with Client Laws, provided, however, that Broadridge and Ridge shall remain responsible for the performance of their obligations under this Agreement, including, without limitation as provided in Section 16.F (Implementation of Changes in Laws).
F.	Section 19.I. of the Master Services Agreement. Section 19.I. of the Master Services Agreement is amended by adding at thereof the following: “Notwithstanding the foregoing, the parties recognize that the Shared Persons may be subject to the control of both Broadridge and Ridge and Penson and Client for certain purposes and that respective obligations with respect to Shared Persons (as defined in the Agreement) may be set forth in a Shared Person Agreement (as defined in the Agreement).”.

G.	Section 19.P. of the Master Services Agreement. Section 19.P. of the Master Services Agreement is amended by adding at thereof the following: “Any consent of by either party required by this Section 19.P (Integration; No Modification) shall be obtained from an officer holding a title of Executive Vice President or higher.”

H.	Section 19.Q. of the Master Services Agreement. Section 19.Q. of the Master Services Agreement is amended by deleting “Section 19.P (Integration; No Modification)” in the last sentence thereof and replacing it with “Section 19.Q (Use of Names; Press)”

I.	Section 19.S. of the Master Services Agreement. Section 19.S. of the Master Services Agreement is amended and restated in its entirety as follows:
S.	Audit. Broadridge and Ridge shall maintain such books and records as are (a) necessary to demonstrate Broadridge’s and Ridge’s compliance with its obligations under this Agreement, (b) necessary to verify Service volumes and fees, (c) necessary to comply with all applicable Ridge Laws and, (d) necessary to document any Compliance Directives implemented pursuant to the provisions of Section 16.C (Compliance Directives) above. Broadridge and Ridge shall provide, at Penson’s or Client’s request, to Penson, Client, their auditors and/or any Governmental Authorities claiming jurisdiction over Penson or Client, access at all reasonable times and after reasonable notice (not to exceed thirty (30) days unless a shorter period is required by a Governmental Authority) to any Ridge service location, to Ridge personnel providing the Services, and to data and records relating to the Services and Broadridge’s or Ridge’s performance under this Agreement, for the purposes of performing audits and inspections of (i) Broadridge’s or Ridge’s compliance with the provisions of this Agreement, including, without limitation, the fees charged to Client and (ii) Penson, Client and their businesses, including without limitation, to verify the integrity of Client Information and to examine the Software and Ridge Products and systems that process, store, support and transmit that Information and (iii) compliance with applicable regulatory requirements of Governmental Authorities claiming jurisdiction over Penson or Client. Additionally, during the Term, Broadridge and Ridge shall obtain and have performed and, at Penson’s or Client’s request, provide Penson’s and Client’s internal and external auditors and Governmental Authorities claiming jurisdiction over Penson or Client, with attested locally applicable audit reports (e.g., Model A / Model B Assurance Report on Internal Controls (AAF), Canadian Institute of Chartered Accountants Section 5970 and SAS-70 Type II audit reports) (the “Audit Reports”), the scope of which shall be reasonably acceptable to Penson and Client, on an annual basis each for a period to end on September 30th of each calendar year and delivered no later than November 30th of each calendar year. Broadridge and Ridge shall additionally provide, at Penson’s or Client’s request, Penson’s and Client’s internal and external auditors and/or Governmental Authorities claiming jurisdiction over Penson or Client with any reasonable additional information and assistance as may be reasonably requested by Penson and Client (including, without limitation, with requests, reports, bridge letters and other information considered by Client in good faith required or advisable in connection with compliance with SARBOX or equivalent regulatory requirements (including Audit Reports, or other supporting documents of third parties retained by Broadridge or Ridge in connection with the Services available to Broadridge or Ridge) or the requirements of a Governmental Authority claiming jurisdiction over Penson or Client.
III. MSA SCHEDULE AMENDMENTS
A.	Amendments to U.S. MSA Schedule
a)	Appendix 1, Appendix 1-A, Appendix 2, Appendix 3, Appendix 4 and Appendix 5 to Attachment A to the U.S. MSA Schedule are amended and restated as set forth in Exhibit D hereto.

b)	There is added as a new Section XXII to the US. MSA Schedule the following:

“XXII. OATS AUTHORIZATION AND REPORTING
A.	OATS Authorization. If authorized in writing by Client Local Affiliate, Ridge Local Affiliate agrees to serve as a Transmitting Order Sending Organization on its behalf. Client Local Affiliate hereby agrees that prior to Ridge Local Affiliate serving as a Transmitting Order Sending Organization on behalf of Client Local Affiliate’s correspondent clients, if any, Client Local Affiliate shall have received from each such correspondent client written authorization stating that Ridge Local Affiliate is authorized to serve as a Transmitting Order Sending Organization on such client’s behalf, as further described in paragraph B below.

B.	OATS Reporting. In the event Client Local Affiliate delivers the authorization referred to in Paragraph XXII.A above, Ridge Local Affiliate will assist Client Local Affiliate and Client Local Affiliate’s correspondents, if any, in submitting daily reports to the NASD Order Audit Trail System. Based on data extracted from its order and brokerage processing systems, Ridge Local Affiliate will compile Reportable Order Event records (ROEs) as appropriate, package them in Firm Order Report files (FOREs) and transmit them to the NASD OATS system within the OATS Reporting Day. Client Local Affiliate will, and Client Local Affiliate will require its correspondents, if any, to monitor the NASD OATS Web Site daily to identify FOREs that may be rejected by NASD and make necessary corrections through the OATS Web Site. Client Local Affiliate hereby agrees that prior to Ridge Local Affiliate serving as a Transmitting Order Sending Organization on behalf of

Client Local Affiliate’s correspondent clients, if any, Client Local Affiliate shall have received from each such correspondent client written authorization stating that Ridge Local Affiliate is authorized to serve as a Transmitting Order Sending Organization on such client’s behalf. Defined terms used in this Section XXII not otherwise defined in this Schedule shall have the meanings ascribed to them in the NASD OATS Technical Specification and OATS Subscriber Manual.

C. OATS Documentation. Ridge Local Affiliate represent and warrants that the supporting documentation and contracts assigned to Client Local Affiliate in connection with the Assigned Contracts affected by the OATS authorization and reporting requirements set forth above provide the necessary authorization and authorities to Client Local Affiliate and provide for the requisite monitoring required in B. above.”
B.	Amendments to all MSA Schedules.
a)	Section 3 of Attachment B on each of the MSA Schedules shall be amended by adding at the end thereof the following: “For the avoidance of doubt Client Local Affiliate shall not be responsible for postage or other charges related to the submission of consent letters to Acquired Correspondents or their customers.”

b)	Section 4 of Attachment B on each of the MSA Schedules shall be amended and restated in its entirety as follows:
“Customization. Any customization work shall be provided at a rate of U.S.$[****]/U.S.$[****].”
c)	The parties recognize that the ability of Client Local Affiliate (as defined in the applicable MSA Schedule) to outsource Services (as defined in the applicable MSA Schedule) to Ridge Local Affiliate (as defined in the applicable MSA Schedule) may be significantly restricted by applicable Governmental Authorities (including SROs) and that in the event of such significant restrictions, Appendices 3 and 4 to Attachment A to the MSA Schedules may require further revisions and that such significantly restricted Services would not be subject to the exclusivity provisions of Section II.C of the applicable MSA Schedule.

d)	Notwithstanding that the Master Services Agreement or applicable MSA Schedule may have provided for delivery at or prior to Closing, the parties have agreed that the following appendices, documents or agreements shall not be required to be delivered until mutual agreement of the form and substance thereof by the parties even though after Closing, with such appendices, documents or agreements to be agreed by August 15, 2010:
(i)	Conversion SOW (as defined in the applicable MSA Schedule);

(ii)	SLAs, Service Level Agreements and Service Level Termination Events (each as defined in the applicable MSA Schedule);

(iii)	Attachment B-1 to the applicable MSA Schedule and Tiered Fees (as provided in the applicable MSA Schedule);

(iv)	Attachment E to the applicable MSA Schedule;

(v)	Attachment F to the applicable MSA Schedule;

(vi)	Attachment G to the applicable MSA Schedule;

(vii)	Governance Bodies pursuant to Exhibit C of the Master Services Agreement.
e)	Notwithstanding anything to the contrary in the Master Services Agreement or MSA Schedules, Ridge and Broadridge agree to indemnify and reimburse Penson, Penson Canada, Penson U.K. and their Affiliates in respect of any reasonable fees, costs or expenses that they reasonably incur as a consequence of compliance with directives or requirements of Governmental Authorities with respect to the permitted scope of outsourcing of functions or services, or other changes required in order to obtain approval of Governmental Authorities for the outsourcing of functions or services, pursuant to the Master Services Agreement or MSA Schedules (including, without limitation, requirements imposed with respect to cash and securities movements and entry into regulatory books and records provided, that in no event shall Broadridge’s indemnification and reimbursement obligations hereunder exceed the reasonable replacement or substitutions costs incurred by Penson with respect to the affected Services). In the event of replacement or substitution of services the parties will make appropriate adjustment to the costs for the remaining services.
IV.	MISCELLANEOUS
A.	Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Asset Purchase Agreement.

B.	This Agreement will inure to the benefit of and bind the respective successors and assigns of the parties hereto.

C.	This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to conflict of laws principles thereof.

D.	This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

E.	No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

Penson Financial Services, Inc.
By:	/s/ Bill Yancey
	Name:	Bill Yancey
	Title:	President

SAI Holdings, Inc.
By:	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Executive Vice President

Penson Worldwide, Inc.
By:	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer

Ridge Clearing & Outsourcing Solutions, Inc.
By:	/s/ Joseph Barra
	Name:	Joseph Barra
	Title:	President

Broadridge Financial Solutions, Inc.
By:	/s/ John Hogan
	Name:	John Hogan
	Title:	President

For the purposes of Sections II, III and IV of the Agreement Penson Financial Services Canada Inc.
By:	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Director

Penson Financial Services Ltd.
By:	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Executive Vice President

Broadridge Financial Services (Canada) Inc.
By:	/s/ John Hogan
	Name:	John Hogan
	Title:	Authorized Signatory

Ridge Clearing & Outsourcing Solutions Limited
By:	/s/ Joseph Barra
	Name:	Joseph Barra
	Title:	Director

EXHIBIT A
to
Amendment, Assignment and Assumption Agreement
SCHEDULE 2.1(a) to the Asset Purchase Agreement
ASSIGNED CONTRACTS
List of Assigned Contracts under Section 2.1 of the Asset Purchase Agreement

[Exhibit A]

EXHIBIT B
to
Amendment, Assignment and Assumption Agreement
Methodology for determination of purchase price adjustments under Section 2.6(h) and 2.6(i) of the Asset Purchase Agreement

[Exhibit B]

EXHIBIT C
to
Amendment, Assignment and Assumption Agreement
TRANSFERRED EMPLOYEES
Employee list under Section 7.4 of the Asset Purchase Agreement

[Exhibit C]

EXHIBIT D
to
Amendment, Assignment and Assumption Agreement
APPENDICES TO ATTACHMENT A TO U.S. MSA SCHEDULE
[****]

[Exhibit D]

EXHIBIT E
Reference is made to Exhibit 10.4; filed with this Form 10-Q, which is incorporated herein by reference.

[Exhibit E]